CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dental Care Alliance, Inc. of our report dated March 30, 1998, which appears on page 36 of the 1997 Annual Report on Form 10-K for the year ended December 31, 1997.


/S/ PRICE WATERHOUSE LLP


Tampa, Florida
May 5, 1998